GRANT RESERVE CORPORATION

                   1998 AMENDED AND RESTATED STOCK OPTION PLAN

                               ARTICLE I - GENERAL


         1.01 Purpose. The purpose of this 1998 Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the management of and directors, consultants and advisors to Grant Reserve Corporation and its subsidiaries and affiliates (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide management, directors, consultants and advisors with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

         1.02 Administration. (a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of Grant Reserve Corporation (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of such Board.

                  (b) The Committee shall have the authority, in its sole discretion and from time to time to:

                      (i) designate the employees, directors, consultants and advisors eligible to participate in the Plan;

                      (ii) grant awards provided in the Plan in such form and amount as the committee shall determine;

                      (iii)  impose   such    limitations,    restrictions   and
                             conditions upon any such award as the Committee shall deem appropriate; and

                      (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                  (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

         1.03. Eligibility for Participation. Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company and directors, consultants and advisors to the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

         1.04 Types of Awards Under Plan. Awards under the Plan may be in the form of any one or more of the following:

                  (i)      Stock Options, as described in Article II; and

                  (ii)     Incentive Stock Options, as described in Article III.

         1.05 Aggregate Limitation on Awards. (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of Grant Reserve Corporation ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 2,250,000.

                  (b) Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

         1.06 Effective Date and Term of Plan. (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting of Shareholders of Grant Reserve Corporation to be called to consider and vote upon the Plan.

                  (b) No awards shall be made under the Plan after the last day of the Company's fiscal year ending in 2003 provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                           ARTICLE II - STOCK OPTIONS

         2..01 Award of Stock Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

         2.02 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

         2.03 Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be $1.00 per share.

         2.04 Term and Exercise. Each Stock Option shall be fully exercisable six months from the date of its grant unless a longer period is provided by the Committee and may be exercised during a period to be determined by the Committee but not to exceed ten years from the date of grant thereof (the "option term"). No Stock Option shall be exercisable after the expiration of its option term.

         2.05. Manner of Payment. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash.

         2.06 Delivery of Stock Certificates. As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

         2.07. Death of Optionee. (a) Upon the death of the optionee, any rights which have become exercisable on or before the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance following the death of the optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the optionee's death.

                  (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights which were exercisable on the date of death.

         2.08. Retirement or Disability. Upon termination of the optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent such options had become exercisable on or before such termination of employment.

         2.09 Termination for Other Reasons. Except as provided in Sections 2.07 and 2.08, or except as otherwise determined by the Committee, all Stock Options shall terminate upon the termination of the optionee's employment.

                      ARTICLE III - INCENTIVE STOCK OPTIONS

         3.01 Award of Incentive Stock Options. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") to purchase for cash the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of shares of capital stock having 10% or more of the total combined voting power of all shares of the capital stock of the Company entitled to vote.

         3.02 Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the
"optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

         3.03 Incentive Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

         3.04 Term and Exercise. Each Incentive Stock Option shall be fully exercisable six months from the date of its grant unless a longer period is provided by the Committee and may be exercised during a period to be determined by the Committee but not to exceed ten years from the date of grant thereof (the "option term"). No Incentive Stock Option shall be exercisable after the expiration of its option term.

         3.05 Maximum Amount of Incentive Stock Option Grant. The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee in any calendar year shall not exceed $100,000.

         3.06 Death of Optionee. (a) Upon the death of the optionee, any Incentive Stock Option which had become exercisable on or before the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance following the death of the optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

                  (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options which were exercisable on the date of death.

         3.07 Retirement or Disability. Upon the termination of the optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options had become exercisable on or before the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

         3.08 Termination for Other Reasons. Except as provided in Sections 3.06 and 3.07 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate upon the termination of the optionee's employment.

         3.09 Applicability of Stock Options Sections. Sections 2.05 and 2.06 shall also apply to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

                           ARTICLE IV - MISCELLANEOUS

         4.01 General Restrictions. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listings, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. The certificates evidencing ownership of shares of Common Stock acquired upon exercise of any Stock Option or Incentive Stock
Option awarded under the Plan shall bear such legends as the Committee shall approve as necessary or desirable to conform to applicable laws and regulations relating to the sale of securities.

         4.02 Non-Assignability. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

         4.03 Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

         4.04 Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

         4.05. Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

         4.06 Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

         4.07 Definitions. In this Plan the following definitions shall apply:

                  (a) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Grant Reserve Corporation or any subsidiary thereof.

                  (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Grant Reserve Corporation.

                  (c) "Fair market value" as of any date and in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock on any stock exchange or any stock market upon which the Common Stock may then be listed or traded, or if the Common Stock is not so listed or traded then the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

                  (d)  "Option" means Stock Option or Incentive Stock Option.

                  (e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

         4.08 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

         4.09 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of an employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

         4.10 Adjustments. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the option price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

         4.11 Amendment of the Plan. (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under the Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

                  (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 4.10), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, affect his or her rights under an award previously granted to him or her.